Q4 FY23 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 4% Revenue Growth and Double-Digit Earnings Growth in Fiscal Year 2023 and 1% Revenue Growth and Double-Digit Earnings Growth in its Fourth Quarter

SEATTLE, WA - October 24, 2023 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its fourth quarter and fiscal year ended September 30, 2023.
“In our fourth quarter, we delivered 11% software revenue growth, operating margin improvement, and double-digit earnings per share growth,” said François Locoh-Donou, F5’s President and CEO. “Our focus on operating discipline enabled us to deliver fiscal year 2023 earnings per share in line with the high-end of our beginning of year expectations despite a challenging macroeconomic environment and resulting customer spending caution.”
Fiscal Year 2023 Performance Summary
Fiscal year 2023 revenue grew 4% from the year-ago period, to $2.8 billion, up from $2.7 billion in fiscal year 2022. Global services revenue grew 7% from the year-ago period while product revenue grew 1%, reflecting 3% systems revenue growth and software revenue that was flat with the year-ago period.
GAAP gross profit for fiscal year 2023 was $2.2 billion, representing GAAP gross margin of 78.9%. This compares with GAAP gross profit of $2.2 billion in the year-ago period, which represented GAAP gross margin of 80.0%. Non-GAAP gross profit for fiscal year 2023 was $2.3 billion, representing non-GAAP gross margin of 81.5%. This compares with non-GAAP gross profit of $2.2 billion in the year-ago period, which represented non-GAAP gross margin of 82.6%.
GAAP operating profit for fiscal year 2023 was $473 million, representing GAAP operating margin of 16.8%. This compares with GAAP operating profit of $404 million in the year-ago period, which represented GAAP operating margin of 15.0%. Non-GAAP operating profit for the period was $850 million, representing non-GAAP operating margin of 30.2%. This compares to non-GAAP operating profit of $778 million in the year-ago period, which represented non-GAAP operating margin of 28.9%.
GAAP net income for fiscal year 2023 was $395 million, or $6.55 per diluted share compared to $322 million, or $5.27 per diluted share, in fiscal year 2022. Non-GAAP net income for fiscal year 2023 was $705 million, or $11.70 per diluted share, compared to $623 million, or $10.19 per diluted share, in fiscal year 2022.
F5 repurchased $350 million of its shares in fiscal year 2023, representing 58% of its free cash flow. As of the end of fiscal year 2023, F5 had $922 million remaining on its previously authorized share repurchase program.

Q4 FY23 Earnings Release	Page 2 of 5
Fourth Quarter Performance Summary
Fourth quarter fiscal year 2023 revenue grew 1% from the year-ago period, to $707 million, up from $700 million in fiscal year 2022. Global services revenue grew 9% from the year-ago period while product revenue declined 7%, reflecting 11% software revenue growth and systems revenue that was down 25% from the year-ago period.
GAAP gross profit for the fourth quarter of fiscal year 2023 was $566 million, representing GAAP gross margin of 80.1%. This compares with GAAP gross profit of $553 million in the year-ago period, which represented GAAP gross margin of 78.9%. Non-GAAP gross profit for the fourth quarter of fiscal year 2023 was $585 million, representing non-GAAP gross margin of 82.7%. This compares with non-GAAP gross profit of $570 million in the year-ago period, which represented non-GAAP gross margin of 81.4%.
GAAP operating profit for the fourth quarter was $172 million, representing GAAP operating margin of 24.3%. This compares with GAAP operating profit of $108 million in the year-ago period, which represented GAAP operating margin of 15.4%. Non-GAAP operating profit for the period was $240 million, representing non-GAAP operating margin of 33.9%. This compares to non-GAAP operating profit of $191 million in the year-ago period, which represented non-GAAP operating margin of 27.3%.
GAAP net income for the fourth quarter of fiscal year 2023 was $152 million, or $2.55 per diluted share compared to $89 million, or $1.49 per diluted share, in the fourth quarter of fiscal year 2022. Non-GAAP net income for the fourth quarter of fiscal year 2023 was $209 million, or $3.50 per diluted share, compared to $158 million, or $2.62 per diluted share, in fiscal year 2022.
Performance Summary Tables

GAAP Measures
($ in millions except EPS)	Q4 FY2023	Q4 FY2022	FY2023	FY2022
Revenue	$707	$700	$2,813	$2,696
Gross profit	$566	$553	$2,220	$2,156
Gross margin	80.1%	78.9%	78.9%	80.0%
Operating profit	$172	$108	$473	$404
Operating margin	24.3%	15.4%	16.8%	15.0%
Net income	$152	$89	$395	$322
EPS	$2.55	$1.49	$6.55	$5.27

Non-GAAP Measures
($ in millions except EPS)	Q4 FY2023	Q4 FY2022	FY2023	FY2022
Gross profit	$585	$570	$2,293	$2,227
Gross margin	82.7%	81.4%	81.5%	82.6%
Operating profit	$240	$191	$850	$778
Operating margin	33.9%	27.3%	30.2%	28.9%
Net income	$209	$158	$705	$623
EPS	$3.50	$2.62	$11.70	$10.19

A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.

Q4 FY23 Earnings Release	Page 3 of 5
Business Outlook
“We enter fiscal year 2024 in an environment that seems to be stabilizing. In fact, from a demand perspective, subscription renewals performed well throughout fiscal year 2023, and we saw encouraging signs from enterprise customers in our fourth quarter,” continued Locoh-Donou. “We expect some customer caution will persist into fiscal year 2024 and that, combined with the $180 million headwind from strong backlog fulfillment in fiscal year 2023, tempers our 2024 revenue growth expectations. We remain focused on delivering earnings growth and returning cash to our shareholders.”
For fiscal year 2024, F5 expects revenue that is flat to a low-single-digit percentage decline from its fiscal year 2023 revenue. The Company remains committed to its profitability commitment and in fiscal year 2024, expects to deliver non-GAAP earnings per share growth of 5% to 7% year-over-year, which represents growth of at least 10% on a tax neutral basis to fiscal year 2023. Further, the Company also remains committed to using at least 50% of its annual free cash flow toward share repurchases.
For the first quarter of fiscal year 2024, F5 expects to deliver revenue in the range of $675 million to $695 million, with non-GAAP earnings in the range of $2.97 to $3.09 per diluted share.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, October 24, 2023, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding F5’s future financial performance including revenue, revenue growth, profitability, earnings growth, earnings per share expectations, future customer demand and spending, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors;

Q4 FY23 Earnings Release	Page 4 of 5
competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Q4 FY23 Earnings Release	Page 5 of 5
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multi-cloud application services and security company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure and optimize apps and APIs anywhere—on premises, in the cloud, or at the edge. F5 enables organizations to provide exceptional, secure digital experiences for their customers and continuously stay ahead of threats. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$797,163	$758,012
Short-term investments	6,160	126,554
Accounts receivable, net of allowances of $3,561 and $6,020	454,832	469,979
Inventories	35,874	68,365
Other current assets	554,744	489,314
Total current assets	1,848,773	1,912,224
Property and equipment, net	170,422	168,182
Operating lease right-of-use assets	195,471	227,475
Long-term investments	5,068	9,544
Deferred tax assets	295,308	183,365
Goodwill	2,288,678	2,259,282
Other assets, net	444,613	516,122
Total assets	$5,248,333	$5,276,194
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$63,315	$113,178
Accrued liabilities	282,890	309,819
Deferred revenue	1,126,576	1,067,182
Current portion of long-term debt	—	349,772
Total current liabilities	1,472,781	1,839,951
Deferred tax liabilities	4,637	2,781
Deferred revenue, long-term	648,545	624,398
Operating lease liabilities, long-term	239,565	272,376
Other long-term liabilities	82,573	67,710
Total long-term liabilities	975,320	967,265
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 59,207 and 59,860 shares issued and outstanding	24,399	91,048
Accumulated other comprehensive loss	(23,221)	(26,176)
Retained earnings	2,799,054	2,404,106
Total shareholders’ equity	2,800,232	2,468,978
Total liabilities and shareholders’ equity	$5,248,333	$5,276,194

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net revenues
Products	$325,324	$349,968	$1,334,638	$1,317,117
Services	381,650	350,065	1,478,531	1,378,728
Total	706,974	700,033	2,813,169	2,695,845
Cost of net revenues (1)(2)(3)(4)
Products	88,602	93,259	375,192	319,713
Services	52,362	54,203	218,116	219,914
Total	140,964	147,462	593,308	539,627
Gross profit	566,010	552,571	2,219,861	2,156,218
Operating expenses (1)(2)(3)(4)
Sales and marketing	204,832	236,999	878,215	926,591
Research and development	127,834	138,522	540,285	543,368
General and administrative	61,603	69,520	263,405	274,558
Restructuring charges	—	—	65,388	7,909
Total	394,269	445,041	1,747,293	1,752,426
Income from operations	171,741	107,530	472,568	403,792
Other income (expense), net	3,085	(7,813)	13,420	(18,399)
Income before income taxes	174,826	99,717	485,988	385,393
Provision for income taxes	22,692	10,371	91,040	63,233
Net income	$152,134	$89,346	$394,948	$322,160

Net income per share — basic	$2.57	$1.50	$6.59	$5.34
Weighted average shares — basic	59,245	59,751	59,909	60,274

Net income per share — diluted	$2.55	$1.49	$6.55	$5.27
Weighted average shares — diluted	59,699	60,126	60,270	61,097

Non-GAAP Financial Measures
Net income as reported	$152,134	$89,346	$394,948	$322,160
Stock-based compensation expense	53,265	59,455	236,650	249,216
Amortization and impairment of purchased intangible assets	14,304	12,701	53,434	57,689
Facility-exit costs	1,560	2,311	6,626	10,321
Acquisition-related charges	(1,073)	9,329	15,036	49,410
Restructuring charges	—	—	65,388	7,909
Tax effects related to above items	(11,421)	(15,488)	(66,758)	(74,075)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$208,769	$157,654	$705,324	$622,630

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$3.50	$2.62	$11.70	$10.19

Weighted average shares - diluted	59,699	60,126	60,270	61,097

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,142	$7,168	$29,658	$29,257
Sales and marketing	21,307	24,347	96,478	104,285
Research and development	15,888	17,463	69,416	71,781
General and administrative	8,928	10,477	41,098	43,893
	$53,265	$59,455	$236,650	$249,216

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$11,234	$9,959	$42,136	$39,837
Sales and marketing	2,788	2,389	10,239	16,169
Research and development	63	—	63	—
General and administrative	219	353	996	1,683
	$14,304	$12,701	$53,434	$57,689

(3) Includes facility-exit costs as follows:
Cost of net revenues	$152	$274	$653	$1,429
Sales and marketing	505	628	2,135	2,811
Research and development	545	901	2,265	3,656
General and administrative	358	508	1,573	2,425
	$1,560	$2,311	$6,626	$10,321

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$32	$108	$244	$399
Sales and marketing	155	2,683	2,668	14,949
Research and development	(1,296)	5,430	4,035	22,600
General and administrative	36	1,108	8,089	11,462
	$(1,073)	$9,329	$15,036	$49,410

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2023	2022
Operating activities
Net income	$394,948	$322,160
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	236,650	249,216
Depreciation and amortization	112,702	115,609
Non-cash operating lease costs	38,528	38,735
Deferred income taxes	(108,521)	(40,244)
Impairment of assets	3,455	6,175
Other	1,372	1,267
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	16,704	(130,605)
Inventories	32,491	(46,310)
Other current assets	(64,959)	(144,628)
Other assets	16,591	(87,008)
Accounts payable and accrued liabilities	(63,100)	19,163
Deferred revenue	81,741	191,147
Lease liabilities	(45,193)	(52,046)
Net cash provided by operating activities	653,409	442,631
Investing activities
Purchases of investments	(1,789)	(61,284)
Maturities of investments	111,330	260,357
Sales of investments	16,085	120,578
Acquisition of businesses, net of cash acquired	(35,049)	(67,911)
Purchases of property and equipment	(54,184)	(33,624)
Net cash provided by investing activities	36,393	218,116
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	59,959	64,540
Repurchase of common stock	(350,049)	(500,023)
Payments on term debt agreement	(350,000)	(20,000)
Taxes paid related to net share settlement of equity awards	(13,209)	(21,025)
Net cash used in financing activities	(653,299)	(476,508)
Net increase in cash, cash equivalents and restricted cash	36,503	184,239
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,125	(6,365)
Cash, cash equivalents and restricted cash, beginning of period	762,207	584,333
Cash, cash equivalents and restricted cash, end of period	$800,835	$762,207
Supplemental disclosures of cash flow information
Cash paid for taxes, net of refunds	$191,569	$110,036
Cash paid for amounts included in the measurement of lease liabilities	52,893	58,592
Cash paid for interest on long-term debt	2,970	7,981
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$10,544	$20,778